Exhibit 99.1

newsrelease

Headquarters Office

13737 Noel Road, Ste. 100

Dallas, TX 75240

tel: 469.893.2000

fax: 469.893.8600

www.tenethealth.com

Contacts:
Media:	Steven Campanini (469) 893-6321
Investors:	Thomas Rice (469) 893-2522

Biggs Porter Named Tenet’s New Chief Financial Officer

DALLAS – May 25, 2006 – Tenet Healthcare Corporation (NYSE: THC) announced today that Biggs C. Porter has been appointed chief financial officer, effective June 5. Porter will join Tenet from Raytheon Co. (NYSE: RTN), where he serves as vice president and corporate controller. He also serves as Raytheon’s principal accounting officer.

Porter will report to Trevor Fetter, Tenet’s president and chief executive officer. He succeeds Robert S. Shapard, who resigned as Tenet’s chief financial officer last November.

“Biggs has demonstrated a commitment to absolute integrity in financial reporting and related control systems, which fits perfectly with Tenet’s emphasis on transparency in all we do,” Fetter said. “His experience in competitive, highly regulated industries such as aerospace and defense is relevant to our health care business. He also has managed successfully through rapid change and a variety of challenges. We have made significant progress in the last three years to put Tenet on a solid foundation for sustainable success, and I look forward to Biggs’ leadership and counsel in all our financial matters as we continue that momentum.”

Fetter added, “During the transition period of the past six months, I have been grateful for the commitment and efforts of our entire financial team, especially the leadership of Tim Pullen, our chief accounting officer, who has served ably as acting chief financial officer.”

Porter said, “I’m joining Tenet because I believe in the integrity of the management team and in their commitment and ability both to achieve the highest level of quality and to improve financial performance.”

At Tenet, Porter will be in charge of the company’s finance, accounting, investor relations and related functions. His office will be at Tenet’s headquarters in Dallas.

Porter, 52, joined Raytheon as vice president and controller in May 2003. He served as acting chief financial officer from April 2005 until earlier this year. From December 2000 to May 2003, he was senior vice president and corporate controller of TXU Corp., a large public utility based in Dallas.

Before that, he was chief financial officer of Northrop Grumman Corporation’s integrated systems sector. Previously, he was vice president, controller and assistant treasurer of Vought Aircraft Company, and before that he was corporate manager of external financial reporting for LTV Corporation, both in Dallas.

From 1978 to 1987, he began his career in various audit positions with the accounting firm of Arthur Young and Co. in Dallas and Houston.

A certified public accountant, Porter holds a bachelor’s degree in accounting from Duke University and a master’s degree in accounting from the University of Texas, Austin.

Tenet Healthcare Corporation, through its subsidiaries, owns and operates acute care hospitals and related health care services.  Tenet’s hospitals aim to provide the best possible care to every patient who comes through their doors, with a clear focus on quality and service.  Tenet can be found on the World Wide Web at www.tenethealth.com.

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Some of the statements in this release may constitute forward-looking statements.  Such statements are based on our current expectations and could be affected by numerous factors and are subject to various risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended Dec. 31, 2005, our quarterly reports on Form 10-Q and periodic reports on Form 8-K.  Do not rely on any forward-looking statement, as we cannot predict or control many of the factors that ultimately may affect our ability to achieve the results estimated.  We make no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.